GILMAN AND PASTOR, LLP
Kenneth G. Gilman
Douglas M. Brooks
Stonehill Corporate Center
999 Broadway, Suite 500
Saugus, MA 01906
Telephone: (781) 231-7850
Facsimile: (781) 231-7840

Attorneys for Plaintiff Natalie Capone

GIRARD & GREEN, LLP
Daniel C. Girard (California State Bar No. 114826)
Anthony K. Lee (California State Bar No. 156018)
A. J. De Bartolomeo (California State Bar No. 136502)
160 Sansome Street, Suite 300
San Francisco, CA 94104
Telephone: (415) 981-4800
Facsimile: (415) 981-4846

Attorneys for Defendants
NU SKIN CANADA, INC., NU SKIN
INTERNATIONAL, INC., and BLAKE M. RONEY

[Additional Counsel Appear on Signature Pages]

IN THE UNITED STATES DISTRICT COURT

DISTRICT OF UTAH, CENTRAL DIVISION

NATALIE CAPONE, On Behalf Of Herself and                                                                                         Case No. 2:93-CV-00285 ST
All Others Similarly Situated,

                                              Plaintiff,

v.

NU SKIN CANADA, INC., NU SKIN
INTERNATIONAL, INC., BLAKE RONEY,
CLARA MCDERMOTT, and RICHARD
KALL,

                                              Defendants.

SETTLEMENT AGREEMENT BETWEEN PLAINTIFF NATALIE CAPONE
AND DEFENDANTS NU SKIN INTERNATIONAL, INC.,
NU SKIN CANADA, INC., BLAKE M. RONEY, CLARA MCDERMOTT
AND RICHARD KALL

    This Settlement Agreement is made as of this 14th day of February 2001, by and among: (1) Plaintiff Natalie Capone, and (2) Defendants Nu Skin International, Inc., Nu Skin Canada, Inc., (together "Nu Skin"), Blake M. Roney ("Roney"), Clara McDermott (McDermott) and Richard Kall ("Kall").

W H E R E A S

    A.      On March 22, 1993, Natalie Capone filed this putative class action (the “Capone Action”) against Defendants. Capone brought this action on behalf of herself and a purported class of all other Canadian residents who were Nu Skin distributors within a period alleged therein, excluding Defendants and their affiliates. Capone alleges that Nu Skin had operated a pyramid scheme, and asserted claims for alleged violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, common law fraud, and violations of the Utah Consumers Sales Practices Act.

    B.     On April 18, 1994, the Court denied Nu Skin’s motion to dismiss the Complaint on the grounds that the Court lacked subject matter jurisdiction, the doctrine of forum non conveniens required the case be brought in Canada, and the applicable statutes of limitations had expired.

    C.     On March 27, 1997, the District Court denied Nu Skin’s motion for summary judgment on the grounds that whether Nu Skin’s distributorships are securities for purposes of the federal securities laws are facts that should be determined by a jury. The court held that Capone’s securities claims were not time-barred.

    D.     On June 2, 1997, the District Court denied Plaintiff’s motion to certify a class on the bases that individual questions of fact predominated over common questions, and that the existence of these significant individual issues made the proposed class unmanageable and, therefore, not superior to other means available for adjudication.

    E.     On June 16, 1997, Plaintiff filed a request to amend the complaint to add a claim under the Utah Uniform Securities Act. On May 13, 1998, the District Court denied Plaintiff’s motion to amend.

    F.     On January 23, 1998, another former Nu Skin Canada distributor, William Kerr, filed a motion to intervene and expand the section 12(1) subclass from one year to seven years and to add a Utah Uniform Securities Act claim. On May 13, 1998, the District Court denied Kerr’s motion to intervene.

    G.     On May 13,1998, The Honorable David Sam granted reconsideration of his previous June 2, 1997 denial of class certification, and certified a plaintiff class for the two non-reliance-based claims, for alleged violation of section 12(1) of the Securities Act of 1933 and the Utah Consumer Sales Practices Act.

    H.     On October 1, 1999, Capone filed a motion for confirmation of the class definition and approval of a form of class notice.

    I.     On October 28, 1999, Nu Skin filed a counter-motion for decertification of the class or, in the alternative, for limited discovery of all purported class members, through a questionnaire, to determine the viability of Plaintiff’s federal securities claim. Defendant Richard Kall joined in Nu Skin’s counter-motion.

    J.     On December 1, 1999, this case was reassigned to The Honorable Ted Stewart.

    K.     During the course of this litigation, the parties engaged in discovery, exchanging written discovery requests and over 50,000 pages of documents. The depositions of the Plaintiff Capone and Defendant Richard Kall have been completed.

    L.     As a result of settlement discussions among the parties, agreement has been reached to resolve the Capone Action in the manner set forth herein.

    M.     Capone’s Counsel consider the settlement of the claims asserted against Defendants in the Capone Action, upon the terms and conditions hereafter set forth, to be beneficial.

    N.     Notwithstanding their continuing denial of each and every claim and contention of the Plaintiff, Defendants nevertheless desire to settle the Action and the claims described herein on the terms and conditions hereafter set forth, for the purpose of avoiding the burden, expense and uncertainty of continuing litigation thereof, and for the purpose of putting to rest the controversies engendered thereby.

    O.     Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiff. The Defendants have repeatedly asserted and continue to assert many defenses thereto, and have expressly denied any wrongdoing or legal liability arising out of any of the conduct alleged in the Capone Action. Neither this Settlement Agreement, nor any document referred to herein nor any action taken to carry out this Settlement Agreement is, or may be construed as, or may be used as, an admission by or against the Defendants of any fault, wrongdoing or liability whatsoever. There has been no final adjudication by any court as to the merits of the allegations made against the Defendants.

    P.     Neither this Settlement Agreement, nor any document(s) referred to herein, nor any action to carry out this Settlement Agreement is, or may be construed as, or may be used as an admission by or against the Plaintiff of the validity of any claim, contention or defense raised by Defendants, including as to class certification or liability.

    NOW, THEREFORE, on the basis of the foregoing, it is hereby stipulated and agreed as follows:

I.     DEFINITIONS

    A.     "Court" shall mean the United States District Court for the District of Utah, Central Division.

    B.     "Defendants" means Nu Skin International, Inc., Nu Skin Canada, Inc., Blake M. Roney, Clara McDermott and Richard Kall.

    C.     The “Early Distributor Group” or the “Offerees” is defined as all persons who participated or attempted to participate in the Nu Skin network marketing program as part of

Nu Skin Canada’s distributor force during the time period beginning March 1, 1990 through December 31, 1991, and who (i) sponsored one or more distributors; (ii) incurred a Net Economic Loss as defined below; (iii) purchased from Nu Skin Canada between March 1, 1990 and December 31, 1991, Nu Skin Canada products or sales aids with a net aggregate value of $1,000 or more; and (iv) are not presently Nu Skin distributors.

    D.     “Early Distributor Group Members,” as used in this Agreement, refers to members of the Early Distributor Group, that is each of the persons or entities which falls within the Early Distributor Group definition at the time of the execution of this Agreement.

    E.     “Effective Date” means (a) the date on which the Court’s dismissal order and judgment, becomes final, i.e., 30 days after the entry of the dismissal order and judgment if no appeal is filed or motion under Rule 24 of the Federal Rules of Civil Procedure is then pending; (b) if the judgment is appealed the date of the final affirmance on appeal, or if a motion under Rule 24 of the Federal Rules of Civil Procedure is brought prior to or after the occurrence of the Effective Date, the date on which the resolution of the Rule 24 motion is completed.

    F.     “Kall” means Defendant Richard Kall.

    G.     "McDermott" means Defendant Clara McDermott.

    H.      “Net Economic Loss” means 20% of the documented net economic loss incurred by a member of the Early Distributor Group, as reflected in a completed claim form submitted in accordance with the terms and conditions of the Refund Offer described below at Section V.A., and accompanied by tax returns reporting the loss, audited, third-party financial statements, or verifiable third party receipts sufficient to establish to a reasonable certainty that the claim is genuine and the losses claimed were actually incurred by the claimant.

    I.     “Nu Skin” means Nu Skin International, Inc., a Utah corporation and Nu Skin Canada, Inc., and/or either of them.

    J.     “Person” as used in this Settlement Agreement, means any individual, corporation, partnership, association, joint stock company, trust, unincorporated organization, or any other type of legal entity.

    K.      “Plaintiff” for purposes of this Agreement, shall be individual and representative plaintiff Natalie Capone.

    L.     "Plaintiff's Counsel" means Gilman and Pastor, LLP, Donald Joseph Purser & Associates P.C., Goodman, Chesnoff & Keach, and D. Gilbert Athay. "Plaintiff's Lead Counsel" means Gilman and Pastor, LLP.

    M.     "Refund Offer" as used in this Agreement, refers to the program of refunding a portion of the price of returned Nu Skin products and sales aids, or refunding a portion of a net economic loss, as set forth in Paragraph 5 herein.

    N.     "Roney" means Defendant Blake M. Roney.

    O.      “Settled Claims” means any and all claims, actions, causes of action, rights or liabilities, known or unknown, the Plaintiff may possess against the Defendants arising out of or in any way connected with or related to such person’s participation in Nu Skin’s network marketing program through purchases of Nu Skin products or sales aids, including “Unknown Claims” as defined in Paragraph 1.P., but not including any claims of the members of the putative class alleged in the Complaint filed March 22, 1993.

    P.     “Unknown Claims,” as used in the definition of Settled Claims in Paragraph I.N, means any Settled Claims which Plaintiff does not know or does not suspect to exist in her favor at the time of the release of the Defendants which, if known or suspected by her, might have affected her settlement with and release of the Defendants. With respect to any and all Settled Claims, the parties, hereto stipulate and agree that, upon the Effective Date, Plaintiff shall expressly waive and, by operation of the Judgement, shall have expressly waived, any and all provisions, rights, or benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similarly comparable, or equivalent to California Civil Code §1542, which states:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Plaintiff may hereafter discover facts in addition to or different from those which she now knows or believes to be true with respect to the subject matter of the Settled Claims, but Plaintiff shall expressly, upon the Effective Date, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Settled Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including but not limited to conduct which is negligent, intentional, with or without malice, or a breach of any duty, law, or rule, without regard to the subsequent discovery or existence of such different or additional facts. Plaintiff acknowledges, and shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the settlement of which this release is a part.

II.     JURISDICTION

         The Court has jurisdiction, and shall have continuing jurisdiction, over the parties hereto, to make any such orders as may be proper and necessary to effectuate, consummate, and enforce, on a continuing basis, the terms and conditions of this Settlement Agreement, to resolve any controversies which may arise over the implementation of the Refund Offer, to approve the payment of attorneys’ fees to Plaintiff’s Counsel, and to supervise the administration of the Refund Offer. Any dispute or question relating to or concerning the interpretation or enforcement of this Settlement Agreement shall be presented to the Court for resolution.

III.     VOLUNTARY DISMISSAL WITH PREJUDICE OF CAPONE ACTION

         Upon the execution of this Agreement, Plaintiff will promptly move to dismiss this action with prejudice under the standards relating to the voluntary dismissal of class actions pursuant to Rules 23(e) and 41(a)(2) of the Federal Rules of Civil Procedure.

IV.     ORDER AND JUDGMENT TO BE ENTERED BY THE DISTRICT COURT APPROVING DISMISSAL WITH PREJUDICE OF THE CAPONE ACTION

         Upon approval by the Court of the dismissal with prejudice of the Capone action, a Judgment will be entered by the Court, which will, inter alia:

    A.     Approve the dismissal of this action pursuant to Rules 23(e) and 41(a)(2) and order the parties to carry out the provisions of this Settlement Agreement.

    B.     Dismiss in their entirety and with prejudice Plaintiff’s claims against the Defendants, without costs to any party against any other party except as otherwise provided herein.

    C.     Adjudge that Plaintiff shall be conclusively deemed to release any rights, claims or causes of action against Defendants and their predecessors and successors, parents, shareholders, subsidiaries and affiliates, and all their present and former officers, directors, partners, insurers, employees, associates, agents, attorneys, assigns, representatives, and administrators arising out of, based upon, or otherwise related to the Settled Claims.

    D.     Bar and permanently enjoin Plaintiff from prosecuting against the Defendants and their predecessors and successors, shareholders, parents, subsidiaries and affiliates, and all their present and former officers, directors, partners, insurers, employees, associates, agents, attorneys, assigns, representatives, and administrators, any and all individual or class claims which she had, has may have in the future, arising out of, based upon, or otherwise related to any of the Settled Claims.

    E.     Vacate the May 13, 1998 order of the Honorable David Sam granting reconsideration of this Court's June 2, 1997 denial of class certification, and approve the dismissal of the Capone Action on the terms contemplated herein.

    F.     Reserve continuing jurisdiction (a) over implementation of the settlement pursuant to further orders of the Court; (b) over the action until the Effective Date and each and every act agreed to be performed by the parties hereto shall have been performed pursuant to this Settlement Agreement, including the implementation of the Refund Offer; (c) over enforcement, construction and interpretation of this Settlement Agreement and the related agreements; and (d) over the administration of the Refund Offer.

    G.     Determine the Judgment to be final.

V.     SETTLEMENT CONSIDERATION

         As settlement consideration for the release and dismissal provided herein, Nu Skin will implement the Refund Offer. The Refund Offer will be subject to the following provisions and conditions:

    A.     Refund Offer

         1.     Defendant Nu Skin will refund to each Early Distributor Group Member, 90% of each dollar’s worth of products and sales aids sold by Nu Skin and purchased by the Early Distributor Group Member from Nu Skin, provided that: (a) the products and sales aids were purchased by the Early Distributorship Group Member from Nu Skin Canada product and sales aid offerings between March 1, 1990 and December 31, 1991; (b) prior to returning any products and sales aids, the returning Early Distributor Group Member will contact Nu Skin indicating possession of proper documentation that the materials returned were purchased during the stated period and will receive a return authorization number for the return; (c) such materials are returned to Nu Skin in reasonably sound, unopened, unaltered condition and are accompanied by documentation of the purchase in the stated period. Shipping costs of the returning products and sales aids pursuant to this paragraph will be borne by the returning Early Distributorship Group

Member. The refund described in this subparagraph shall be in lieu of any refund payable under any subparagraph V.A.3. of this Agreement, and any and all persons submitting refund requests to Defendant Nu Skin pursuant to this paragraph expressly agrees to submit to the jurisdiction of the United States District Court for the District of Utah, Central Division.

         2.    The net refund payable to each Early Distributor Group Member who returns products to Nu Skin will be reduced by an amount equal to any commissions paid to the Early Distributor Group Member on the sales of any product with respect to which a refund is sought.

         3.    Defendant Nu Skin will refund to each Early Distributor Group Member who no longer has products or sales aids available to return to Nu Skin, but who timely submits a verified claim form, twenty percent of the Net Economic Loss of such Early Distributor Group Member, as defined herein. The refund described in this subparagraph shall be in lieu of any refund payable under subparagraph V.A.1. of this Agreement, and any and all persons submitting refund requests to Defendant Nu Skin pursuant to this paragraph expressly agree to submit to the jurisdiction of the United States District Court for the District of Utah, Central Division. 4.ab The net refund payable to each Class Member who participates in the Refund Offer described in paragraphs V.A.1. and 3. of this Agreement will not be reduced by any award of attorneys’ fees and costs approved by the Court.

         5.    The Refund Offer shall be implemented and administered in accordance with the provisions of the Refund Offer Procedures, to be agreed upon by the parties, submitted to and approved by the Court as Exhibit A hereto, and incorporated herein by this reference.

         6.     If any party fails to carry out its obligations or comply with the terms of this Settlement Agreement, any other party may seek relief from the Court.

          7.     Following the Effective Date, Nu Skin shall send notice of the Refund Offer to Early Distributor Group Members identified in their records by first class mail in the form attached hereto as Exhibit B. Nu Skin will attempt to forward all notices returned as undeliverable.

VI.     COSTS AND ATTORNEYS’ FEES

    A.     Attorneys’ Fees, Expenses, And Costs. Seven (7) days after the Effective Date, subject to and to the extent of Court approval, the Nu Skin Defendants will pay Plaintiff’s Lead Counsel a sum for attorneys’ fees, expenses, and costs incurred by Plaintiff’s Counsel in connection with this litigation, in an amount as set forth in the letter agreement dated February 12, 2001 and submitted under seal pursuant to the Court’s Order (“Fees And Costs”). Nu Skin’s payment of the Fees And Costs shall fully discharge any liability of Defendants for such attorneys’ fees, expenses, and costs, notwithstanding the fact that Plaintiffs’ Counsel claim to have incurred attorneys’ fees, expenses, and costs in an amount greater than the Fees and Costs The allocation of the Fees And Costs among Plaintiff’s Counsel, and any other person who might assert a claim thereto (“Allocation”), shall be the sole responsibility of Plaintiff’s Lead Counsel. Defendants shall have no interest in, responsibility for, or liability of any kind arising from the Allocation. Upon Defendants’ payment of the Fees And Costs, neither Plaintiff nor Plaintiff’s Counsel shall assert any claim against Defendants or any of their affiliates related in any way to attorneys’ fees, expenses, or costs incurred by Plaintiff or Plaintiff’s Counsel in connection with this litigation, including any claim based on the Allocation.

    B.     Refund Offer Costs. The costs relating to the administration, allocation and distribution of refunds pursuant to the Refund Offer, including costs of producing and mailing notice of the Refund Offer to the Early Distributor Group, shall be borne by the Nu Skin Defendants.

VII.     FINALITY OF SETTLEMENT AGREEMENT

    A.     The finality of this Settlement Agreement is expressly conditioned upon the occurrence of the Effective Date.

    B.     If this Settlement Agreement should become null and void by reason of the failure to occur of any conditions set forth herein, or for any other reason, this action and all issues herein, to the extent affected by this Settlement Agreement or any order entered herewith, shall thereupon be deemed to have reverted to its status as of the date and time immediately prior to the execution of this Settlement Agreement. The action shall proceed in all respects as if this Settlement Agreement and related orders and papers had not been executed or issued, and any costs or expenses incurred in connection with the settlement shall be borne by the party incurring such costs.

VIII.     RELEASE

    A.     Subject to the satisfaction of all conditions precedent herein and the occurrence of the Effective Date, Plaintiff hereby acknowledges, as of the Effective Date, full and complete satisfaction of, and does hereby fully, finally and forever settle, release, and discharge Defendants and their respective parent companies, shareholders, subsidiaries, affiliates and all their respective officers, directors, partners, insurers, employees, subcontractors, successors, assigns, and attorneys with respect to all Settled Claims.

    B.      Nothing in this Agreement shall be deemed to constitute or effect a release of claims by any person other than the Plaintiff in her individual capacity. Early Distributor Group Members will be required to execute a release of all claims only if they elect to participate in the Refund Offer described above at Section V.A.

IX.     RECITALS

         The recitals contained in the preamble to this Settlement Agreement are hereby made a part of the terms and provisions of this Settlement Agreement, and shall be binding on the parties as if fully set forth herein.

X.     NOTICES

     All notices, requests, demands and other communications required or permitted to be given pursuant to this Settlement Agreement shall be in writing, and shall be delivered personally or mailed, postage prepaid, by first class mail to the undersigned persons at their respective addresses as set forth herein:

Plaintiff’s Counsel

Kenneth G. Gilman
Douglas M. Brooks
GILMAN and PASTOR, LLP
Stonehill Corporate Center
999 Broadway, Suite 500
Saugus, Massachusetts 01906

Counsel for Defendants

A. J. De Bartolomeo
GIRARD & GREEN, LLP
160 Sansome Street, Suite 300
San Francisco, CA 94104

John D. Shuff
ROBINS, KAPLAN, MILLER & CIRESI L.L.P.
600 Anton Boulevard, Suite 1600
Costa Mesa, California 92626-7147

Attorneys for Defendants Nu Skin International, Inc., Nu Skin Canada, Inc. and Blake M. Roney

and

Casey K. McGarvey
E. Scott Savage
BERMAN, GAUFIN, TOMSIC & SAVAGE
50 South Main Street, Suite 1250
Salt Lake City, UT 84144
Telephone: (801) 328-2200
Facsimile: (801) 531- 9926

Attorneys for Defendant Richard Kall

David W. Scofield
Ronald Price
PARSONS, DAVIES, KINGHORN & PETERS
185 South State, Suite 700
Salt Lake City, UT 84111
Telephone: (801) 363-4300
Facsimile: (801) 363-4378

Attorneys for Clara McDermott

XI.     ENTIRE SETTLEMENT AGREEMENT

         This Settlement Agreement supersedes any and all other agreements and all negotiations leading up to the execution of this Settlement Agreement, whether oral or in writing or implied, between the parties with respect to such matters, and each party to this Settlement Agreement acknowledges that no representations, inducements, promises, or statements, oral or otherwise, have been made by any party or by anyone acting on behalf of any party which are not embodied or incorporated by reference herein, and further agrees that no other agreement, covenant, representation, inducement, promise or statement not set forth in writing in this Settlement Agreement shall be valid or binding. Each of the parties hereto hereby acknowledges that it has been represented by counsel or has had counsel available to it, throughout all negotiations which preceded the execution of this document and that this document has been executed with the consent and advice of said counsel.

XII.     MODIFICATION OR AMENDMENT

         This Settlement Agreement may not be modified or amended except in writing, signed by the respective counsel of record for the parties hereto, or by the party or parties, as the case may be.

XIII.     MATERIALITY

         The parties agree that each and every provision of this Settlement Agreement is a material provision and that any failure to comply fully with any provision of this Settlement Agreement shall constitute a material breach of this Settlement Agreement.

XIV.     FURTHER ASSURANCE AND DOCUMENTS

         The parties hereto agree to execute any and all additional documents, and to do all things, reasonably necessary or convenient to carry out and implement the provisions of this Settlement Agreement.

XV.     CONSTRUCTION AND INTERPRETATION

         This Settlement Agreement shall be construed, enforced, and administered in accordance with the laws of the State of Utah and shall be subject to the continuing jurisdiction, construction, and interpretation of the District Court. This Settlement Agreement shall be construed and interpreted to effectuate the intent of the parties as if it were drafted by each party hereto.

XVI.     COUNTERPARTS

         This Settlement Agreement, and any other documents required or contemplated to be executed in order to consummate this Settlement Agreement, may be executed in one or more counterparts, each of which shall be deemed an original agreement. All counterparts of any such document together shall constitute one and the same instrument.

XVII.     BINDING EFFECT

         This Settlement Agreement is binding upon, and shall inure to the benefit of the parties hereto, their parent companies, their respective agents, attorneys, insurers, employees, representatives, officers, directors, partners, divisions, subsidiaries, affiliates, associates, assigns, heirs, successors in interest and shareholders.

XVIII.      ATTORNEYS’ FEES, COSTS AND EXPENSES

         In the event it shall become necessary for any party to this Settlement Agreement and Release to employ any attorney to assist in the enforcement of any of the terms hereof, or to sue for damages for the breach hereof, the prevailing party in any such dispute or action filed shall be entitled to a reasonable sum as attorneys’ fee, plus costs incurred.

XIX.     INCORPORATION OF EXHIBITS

          All of the Exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.

XX.     PRESS RELEASES

         Neither Plaintiff nor Plaintiff’s Counsel may issue any statement or release to the press regarding this Settlement Agreement or the terms contained herein without prior written consent from Defendants.

         IN WITNESS WHEREOF, the parties hereto have executed this instrument, by and through their respective counsel, the undersigned, as of the day and year first written above.

DATED: February ___, 2001

Kenneth G. Gilman
Douglas M. Brooks
GILMAN and PASTOR, LLP

By:    /s/   Kenneth G. Gillman
          KENNETH G. GILMAN

Stonehill Corporate Center
999 Broadway, Suite 500
Saugus, Massachusetts 01906
Telephone: (781) 231-7850
Facsimile: (781) 231-7840

DATED: February 14, 2001

Donald J. Purser
DONALD JOSEPH PURSER
& ASSOCIATES P.C.

By:    /s/   Donald J. Purser
          DONALD J. PURSER

2735 East Parleys Way, Suite 303
Salt Lake City, UT 84109
Telephone: (801) 532-3555
Facsimile: (801) 537-1212

DATED: February 14, 2001

D. Gilbert Athay
ATTORNEY AT LAW

By:    /s/   D. Gilbert Athay
          D. GILBERT ATHAY

43 East 400 South
Salt Lake City, UT 84111
Telephone: (801) 363-7074
Facsimile: (801) 364-3232

DATED: February 14, 2001

David Z. Chesnoff
Eckley M. Keach
GOODMAN, CHESNOFF & KEACH

By:    /s/   David Z. Chesnoff
           DAVID Z. CHESNOFF

520 South Fourth Street
Las Vegas, NV 89101-6593
Telephone: (702) 384-5563
Facsimile: (702) 598-1425

Plaintiff's Counsel

DATED: February 12, 2001

Daniel C. Girard
Anthony K. Lee
A. J. De Bartolomeo
GIRARD & GREEN, LLP

By:    /s/   Daniel C. Girard
          DANIEL C. GIRARD

160 Sansome Street, Suite 300
San Francisco, CA 94104
Telephone: (415) 981-4800
Facsimile: (415) 981-4846

DATED: February ___, 2001

John D. Shuff
ROBINS, KAPLAN, MILLER & CIRESI L.L.P.

By:    /s/   John D. Shuff
           JOHN D. SHUFF

600 Anton Boulevard, Suite 1600
Costa Mesa, California 92626-7147
Telephone: (714) 540-6200
Facsimile: (714) 545-6915

Attorneys for Defendants Nu Skin Canada, Inc., Nu Skin
International, Inc., and Blake M. Roney

DATED: February 13, 2001

Casey K. McGarvey
BERMAN, GAUFIN, TOMSIC & SAVAGE

By:    /s/   Casey K. Mcgarvey
            CASEY K. MCGARVEY

E. Scott Savage, Esq.
50 South Main Street, Suite 1250
Salt Lake City, UT 84144

Attorneys for Defendant Richard Kall

DATED: February 13, 2001

David W. Scofield, Esq.
Ronald Price, Esq.
PARSONS, DAVIES, KINGHORN & PETERS

By:    /s/   David W. Scofield
         DAVID W. SCOFIELD

185 South State, Suite 700
Salt Lake City, UT 84111

Attorneys for Defendant Clara McDermott